SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 1, 2008 (April 1, 2008)
NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices)

(615) 850-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
     Effective April 1, 2008, National Health Investors, Inc (the “Company”) entered into a Consulting Agreement with Mr. W. Andrew Adams pursuant to which Mr. Adams will continue to act as Chief Executive Officer of the Company and help in the selection of a new chief executive officer. The agreement provides that Mr. Adams shall be paid $1. The Consulting Agreement will continue until terminated by either party upon at least thirty days written notice. At the end of the term, the Company may, at its sole election, pay Mr. Adams additional compensation.
     In addition, effective April 1, 2008, Kenneth D. DenBesten, the Company’s Senior Vice President, Finance and Secretary and Roger R. Hopkins, the Company’s Chief Accounting Officer became directly employed by the Company in their same respective position and under substantially the same terms as previously engaged by the Company’s advisor, Management Advisory Source, LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.
By:	/s/ Robert A. McCabe, Jr.
	Name:	Robert A. McCabe, Jr.
	Title:	Chairman, Audit Committee

Date: April 1, 2008